UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 26, 2026
BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)
(866) 756-4112
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Operating Officer
On July 26, 2026, Beyond Meat, Inc. (the “Company”) entered into an offer letter with Brijesh Krishnaswamy to serve as the Company’s Chief Operating Officer. Mr. Krishnaswamy is expected to join the Company on a part-time basis beginning August 24, 2026. He is expected to convert to full-time time employment beginning September 30, 2026 (the “Commencement Date”).
Mr. Krishnaswamy, age 52, has served in roles of increasing responsibility with ofi (Olam Food Ingredients), a global supplier of natural, sustainable food and beverage ingredients and solutions across cocoa, coffee, dairy, nuts, and spices, since 2000. He has served as Chief Commercial Officer – North America since February 2025; President & Global Head of Spices from April 2022 to February 2025; and Senior Vice President & Global Head of Spices from January 2018 to April 2022. Mr. Krishnaswamy’s earlier roles with ofi included Senior Vice President & Global Head of Hazelnuts and Head of Sales – Edible Nuts, Europe; Country Head, Netherlands; Vice President, Cashews and Head of Sales – Edible Nuts, Europe; Global Product Manager, Cashews; and Business Head – Cashews & Spices. Mr. Krishnaswamy received a Bachelor of Business Administration from the Bhopal School of Social Sciences, India, and an MBA from Symbiosis Institute of Business Management, India. He also completed the Advanced Management Program in Executive Education at the Wharton School of the University of Pennsylvania.
For the period of Mr. Krishnaswamy’s part-time employment, his base salary will be in the gross amount of $110,000 per year. Conditioned upon his continued employment and conversion to full-time employment, his base salary will be increased to $550,000 per year beginning on the Commencement Date. Mr. Krishnaswamy will be eligible to earn an annual discretionary bonus at a target amount of 60% of his base salary, which will be pro-rated for fiscal year 2026 based on the Commencement Date. He will also receive reimbursement for certain relocation-related expenses up to an aggregate amount of $100,000 plus additional payment(s) equal to the tax withholding due on such relocation payments and such additional payments.
Subject to the approval of the Human Capital Management and Compensation Committee of the Company’s board of directors (the “Compensation Committee”), Mr. Krishnaswamy will be granted one or more equity awards with a total value of $1,200,000 under the Company’s 2026 Employment Inducement Equity Incentive Plan. The specific equity vehicle or mix of vehicles, the valuation methodology, and the vesting terms will be determined by the Compensation Committee in its sole discretion at the time of grant.
The foregoing description of Mr. Krishnaswamy’s employment terms is qualified in its entirety by reference to the full text of his offer letter, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated herein by reference.
Mr. Krishnaswamy will be eligible for certain change in control severance benefits pursuant to the Company’s form of Executive Change in Control Severance Agreement, including salary and benefits continuation and accelerated equity award vesting in certain circumstances. Mr. Krishnaswamy will also enter into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Krishnaswamy for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.
Mr. Krishnaswamy has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Krishnaswamy and any other person pursuant to which Mr. Krishnaswamy was named Chief Operating Officer of the Company.
Upon the Commencement Date of Mr. Krishnaswamy’s full-time employment, John Boken, the Company’s interim Chief Transformation Officer who assumed the duties of Chief Operations Officer on an interim basis effective May 17, 2026, will no longer perform the duties of Chief Operations Officer.
Director Appointment
On July 28, 2026, the board of directors of the Company appointed Ethan Brown to serve as a Class III director (with a term expiring in 2028), filling the vacancy created by the resignation of Raphael Thomas Wallander on May 28, 2026.
Mr. Brown, age 55, is the Founder of Beyond Meat and has served as our President and Chief Executive Officer since our inception in 2009. In addition, he previously served as a member of our board of directors from our inception until October 15, 2025. He has served as a manager of the Planet Partnership, LLC, our joint venture with PepsiCo, Inc., since January 2021, and served as our Secretary from our inception to September 2018. Mr. Brown began his career with a focus on clean energy and the environment, including serving as an energy analyst for the National Governors’ Center for Best Practices. He then joined Ballard Power Systems, Inc. (NASDAQ: BLDP), a proton exchange membrane fuel cell company, being promoted from an entry-level manager to reporting directly to the Chief Executive Officer before leaving to found Beyond Meat. Mr. Brown also created and opened a center for fuel reformation and has held several industry positions, including Vice Chairman of the Board at The National Hydrogen Association and Secretary of the United States Fuel Cell Council. He is on the board of the American Cancer Society’s CEO’s Against Cancer (LA Chapter), is a Henry Crown Fellow at the Aspen Institute, was honored as part of The Independent’s Climate 100 for 2024, Inc.’s Best Led Companies 2021, The Bloomberg 50 for 2019 and Newsweek’s Top Innovators of 2019, and, along with Beyond Meat, is the recipient of the United Nation’s highest environmental accolade, Champion of the Earth (2018). Mr. Brown received an MBA degree from Columbia University, an MPP degree with a focus on Environment from the University of Maryland and a BA degree in History and Government from Connecticut College.
There is no arrangement pursuant to which Mr. Brown was selected as a director, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family that would require disclosure under Item 404(a) of SEC Regulation S-K other than in connection with his employment by the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Offer Letter dated as of July 26, 2026 between the Company and Brijesh Krishnaswamy
104	Cover page interactive data file (embedded with the inline XBRL document)

* Indicates management contract or compensatory plan or arrangement. Certain portions of this exhibit have been redacted in accordance with Regulation S-K, Item 601(a)(6).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer
Date: July 30, 2026